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                                                                    EXHIBIT 11.1

COMPUTATION OF PER SHARE EARNINGS

For the following periods the registrant had no securities that were dilutive for the calculation of earnings per share.

                                                                   Weighted average number of
Summary from unaudited             Basic and diluted loss            basic and diluted common
financial statements                     per common share            stock shares outstanding
----------------------             ----------------------      ------------------------------
Six months ended 11/30/2000                (0.08)                          12,428,043

Six months ended 11/30/1999                (0.06)                          10,145,153